UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2005

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of principal executive offices, including zip code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

At the Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”) held on May 12, 2005, the stockholders of the Company approved the adoption of the Computer Programs and Systems, Inc. 2005 Restricted Stock Plan (the “2005 Restricted Stock Plan”). The 2005 Restricted Stock Plan authorizes the Compensation Committee of the Board of Directors to grant shares of common stock to executive officers of the Company. The 2005 Restricted Stock Plan became effective on May 12, 2005, and awards of restricted stock may be made under the Restricted Stock Plan until May 12, 2015. A maximum of 300,000 shares of the Company’s common stock is available for issuance under the 2005 Restricted Stock Plan, subject to adjustment upon the occurrence of certain events.

The foregoing summary of the 2005 Restricted Stock Plan is qualified in its entirety by reference to the full text of the 2005 Restricted Stock Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A more detailed summary can also be found in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 11, 2005, beginning on page 19.

Simultaneously with the adoption of the Restricted Stock Plan, the Board of Directors approved an amendment to the Company’s 2002 Stock Option Plan that reduces the number of shares reserved under the 2002 Stock Option Plan by 300,000 shares. This amendment to the 2002 Stock Option Plan became effective immediately upon the Company’s stockholders’ approval of the adoption of the Restricted Stock Plan at the 2005 Annual Meeting of Stockholders. The amendment to the Company’s 2002 Stock Option Plan is filed with this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibit
10.1	2005 Restricted Stock Plan

10.2	First Amendment to the 2002 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 13, 2005	By:	/s/ M. Stephen Walker
M. Stephen Walker
Vice President - Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit
10.1	2005 Restricted Stock Plan

10.2	First Amendment to the 2002 Stock Option Plan